                                                                      Exhibit 11

                                    NVR, Inc.

                        Computation of Earnings Per Share
                (amounts in thousands, except per share amounts)

                                                    Three Months Ended June 30,       Six Months Ended June 30,
                                                    --------------------------        -------------------------
                                                      2002             2001            2002               2001
                                                 --------------   --------------   -------------     --------------
     1.  Net income                              $      83,830    $       59,362   $     160,543     $      107,282
                                                 =============    ==============   =============     ==============


     2.  Average number of shares
         outstanding                                     7,341             8,130           7,369              8,240

     3.  Shares issuable upon exercise
         of dilutive options and deferred
         compensation payable in shares of
         NVR common stock, based on average
         market price                                    2,081             1,609           2,044              1,582
                                                 -------------    --------------   -------------     --------------

     4.  Average number of shares
         and share equivalents outstanding
          (2 + 3)                                        9,422             9,739           9,413              9,822
                                                 =============    ==============   =============     ==============

     5.  Basic earnings per share (1/2)          $       11.42    $         7.30   $       21.79     $        13.02
                                                 =============    ==============   =============     ==============

     6.  Diluted earnings per share (1/4)        $        8.90    $         6.10   $       17.05     $        10.92
                                                 =============    ==============   =============     ==============

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